Exhibit 5.2

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402

+1 612 766 7000 main
+1 612 766 1600 fax

November 30, 2023

Electromed, Inc.

500 Sixth Avenue NW

New Prague, Minnesota 56071

Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-221895)

Ladies and Gentlemen:

We have acted as counsel to Electromed, Inc., a Minnesota corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the above-referenced Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the “Amendment”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to an aggregate of 552,874 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) shares of Common Stock issuable pursuant to the Electromed, Inc. 2023 Equity Incentive Plan (the “2023 Plan”), covered by the Registration Statement on Form S-8 (File No. 333-221895), as amended (the “Registration Statement”). On December 4, 2017, the Company initially filed the Registration Statement to register the issuance of up to 900,000 shares of Common Stock pursuant to the Electromed, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”). Pursuant to the 2023 Plan, (i) the 192,018 shares of Common Stock authorized to be awarded under the 2017 Plan but not issued or subject to outstanding awards granted under the 2017 Plan as of November 10, 2023 (the “Effective Date”) and (ii) up to 360,856 shares of Common Stock subject to awards granted under the 2017 Plan that were outstanding as of the Effective Date, to the extent that, on or after the Effective Date, such awards expire, are cancelled, are forfeited or are settled for cash, may, in each case, be issued pursuant to the 2023 Plan.

For purposes of this opinion letter, we have examined the 2023 Plan, the Amendment, the Registration Statement, the Company’s articles of incorporation, as amended and currently in effect, the Company’s amended and restated bylaws, as currently in effect, and the resolutions of the Company’s board of directors authorizing the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes as we have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based on and subject to the foregoing and to the other qualifications, assumptions and limitations set forth herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the 2023 Plan and that, when (a) the Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the 2023 Plan and any applicable award agreement, and (b) where applicable, the consideration for the Shares specified in the 2023 Plan and any applicable award agreement has been received by the Company, the Shares will be validly issued, fully paid and nonassessable.

We are admitted to the practice of law in the State of Minnesota, and the foregoing opinions are limited to the laws of that state.

This opinion letter speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion letter thereafter. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Amendment. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,

FAEGRE DRINKER BIDDLE & REATH LLP

/s/ Faegre Drinker Biddle & Reath LLP